Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	April 23, 2019

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS EARNINGS FOR
QUARTER ENDED MARCH 31, 2019

•	Q1 2019 worldwide revenue of $238.3 million, up 17.4% as reported over Q1 2018

•	Q1 2019 core revenue on a comparable, constant currency basis* up 10.0% over Q1 2018

•	Q1 2019 GAAP EPS was $0.11, compared to $0.10 in Q1 2018

•	Q1 2019 non-GAAP EPS* was $0.37, compared to $0.31 in Q1 2018
* Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $238.3 million for the quarter ended March 31, 2019, an increase of 17.4% over revenue of $203.0 million for the quarter ended March 31, 2018. Core revenue on a comparable, constant currency basis* for the first quarter of 2019 would have been up 10.0% when compared to the first quarter of 2018.

Merit’s GAAP net income for the first quarter of 2019 was $6.2 million, or $0.11 per share, compared to GAAP net income of $5.3 million, or $0.10 per share, for the first quarter of 2018. Merit’s non-GAAP net income* for the quarter ended March 31, 2019 was $20.6 million, or $0.37 per share, compared to $15.9 million, or $0.31 per share, for the quarter ended March 31, 2018.

Merit's GAAP gross margin for the first quarter of 2019 was 43.9%, compared to GAAP gross margin of 43.4% for the first quarter of 2018. Merit's non-GAAP gross margin* for the first quarter of 2019 was 49.2%, compared to non-GAAP gross margin* of 47.5% for the first quarter of 2018.

Merit’s revenue by category for the quarter ended March 31, 2019, compared to the corresponding period in 2018, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended
		March 31,
	% Change	2019	2018
Cardiovascular
Stand-alone devices	14.6%	$95,427	$83,246
Cianna Medical	n/a	12,849	—
Custom kits and procedure trays	(1.0)%	32,943	33,272
Inflation devices	(1.8)%	22,017	22,419
Catheters	27.1%	43,039	33,865
Embolization devices	(6.0)%	11,827	12,587
CRM/EP	18.3%	12,378	10,466
Total	17.7%	230,480	195,855

Endoscopy
Endoscopy devices	9.6%	7,869	7,180

Grand Total	17.4%	$238,349	$203,035

“Our first quarter results fulfilled our goal of 8-10% core growth by landing on the top side of our projection,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “This is particularly pleasing when we consider the training, sales meeting and new-year startup expenses included in this quarter.”

“Although there is substantial uncertainty as to the outcome of the Brexit negotiations, we have prepared for the potential outcomes with our newly operational distribution and training center in Reading, United Kingdom,” Lampropoulos continued. “There are several new products scheduled for introduction in the second quarter that we believe will add to our growth and margins.”

“Our transition of the Becton, Dickinson deal continues on schedule with some of the acquired products now being built in our facility in Tijuana, Mexico,” Lampropoulos said. “The entire transition program is scheduled for completion later this year.”

“The Cianna transition is complete and sales continue to grow according to our expectations,” Lampropoulos continued. “Although the complications of Brexit, consolidation of notified bodies and the new European Medical Device Regulation (MDR) have slowed new product approvals, we anticipate receiving approval of the SAVI SCOUT® for sale in Europe in the near future.”

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 9197687) today, Tuesday, April 23, 2019, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$49,522	$67,359
Trade receivables, net	146,488	137,174
Other receivables	10,694	11,879
Inventories	198,922	197,536
Prepaid expenses and other assets	11,220	11,326
Prepaid income taxes	3,620	3,627
Income tax refund receivables	1,317	933
Total current assets	421,783	429,834

Property and equipment, net	340,764	331,452
Intangible assets, net	448,707	462,713
Goodwill	334,951	335,433
Deferred income tax assets	3,083	3,001
Operating lease right-of-use assets	80,453	—
Other assets	60,052	57,579
Total Assets	$1,689,793	$1,620,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$51,680	$54,024
Accrued expenses	91,310	96,173
Current portion of long-term debt	22,000	22,000
Current operating lease liabilities	11,825	—
Income taxes payable	1,644	3,146
Total current liabilities	178,459	175,343

Long-term debt	362,187	373,152
Deferred income tax liabilities	56,324	56,363
Long-term income taxes payable	392	392
Liabilities related to unrecognized tax benefits	3,013	3,013
Deferred compensation payable	12,480	11,219
Deferred credits	2,227	2,261
Long-term operating lease liabilities	72,243	—
Other long-term obligations	62,357	65,494
Total liabilities	749,682	687,237

Stockholders' Equity
Common stock	574,946	571,383
Retained earnings	369,713	363,425
Accumulated other comprehensive loss	(4,548)	(2,033)
Total stockholders' equity	940,111	932,775
Total Liabilities and Stockholders' Equity	$1,689,793	$1,620,012

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	March 31,
	2019	2018

NET SALES	$238,349	$203,035

COST OF SALES	133,713	114,979

GROSS PROFIT	104,636	88,056

OPERATING EXPENSES
Selling, general and administrative	78,270	64,913
Research and development	16,043	14,322
Acquired in-process research and development	25	—
Contingent consideration expense	775	40
Total	95,113	79,275

INCOME FROM OPERATIONS	9,523	8,781

OTHER INCOME (EXPENSE)
Interest income	357	146
Interest expense	(2,764)	(2,398)
Other expense - net	(270)	(170)
Total other income (expense) - net	(2,677)	(2,422)

INCOME BEFORE INCOME TAXES	6,846	6,359

INCOME TAX EXPENSE	651	1,090

NET INCOME	$6,195	$5,269

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10

Diluted	$0.11	$0.10

AVERAGE COMMON SHARES:
Basic	54,917	50,277

Diluted	56,490	51,910

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue,

•	core revenue,

•	core revenue on a constant currency basis,

•	non-GAAP gross margin,

•	non-GAAP net income, and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustment of $4.8 million for the three months ended March 31, 2019, was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2018.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three-month period ended March 31, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019), (2) the assets of DirectACCESS Medical, LLC in May 2018, (3) Cianna Medical, Inc. in November 2018, and (4) the assets of Vascular Insights, LLC in December 2018, and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 and QXMedical, LLC in May 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, severance expenses, expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, and debt issuance costs, as well as other items set forth in the tables below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The tables in this release set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three-month periods ended March 31, 2019 and 2018. The non-GAAP income adjustments referenced in these tables do not reflect stock-based compensation expense of approximately $1.8 million and $1.3 million for the three-month periods ended March 31, 2019 and 2018, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31, 2019
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$6,846	$(651)	$6,195	$0.11

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	11,978	(3,067)	8,911	0.16
Inventory mark-up related to acquisitions	672	(173)	499	0.01
Operating Expenses
Severance	327	(84)	243	0.00
Acquisition-related (b)	565	(145)	420	0.01
Fair value adjustment to contingent consideration (c)	775	(141)	634	0.01
Long-term asset impairment charge (d)	211	(54)	157	0.00
Acquired in-process research and development	25	(7)	18	0.00
Amortization of intangibles	2,809	(739)	2,070	0.04
Special legal expense (e)	1,663	(428)	1,235	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Tax expense related to restructuring (f)	—	91	91	0.00
Non-GAAP net income	$26,072	$(5,450)	$20,622	$0.37

Diluted shares				56,490

	Three Months Ended
	March 31, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$6,359	$(1,090)	$5,269	$0.10

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	6,463	(1,606)	4,857	0.10
Inventory mark-up related to acquisitions	1,873	(481)	1,392	0.03
Operating Expenses
Acquisition-related (b)	1,970	(506)	1,464	0.03
Fair value adjustment to contingent consideration (c)	40	(10)	30	0.00
Long-term asset impairment charge (d)	56	(14)	42	0.00
Amortization of intangibles	2,000	(532)	1,468	0.03
Special legal expense (e)	1,691	(435)	1,256	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00
Non-GAAP net income	$20,653	$(4,726)	$15,927	$0.31

Diluted shares				51,910

(a)	Reflects the tax effect associated with pre-tax income and the tax effect of non-GAAP adjustments based on statutory tax rates within the applicable markets with adjustments

(b)	Represents transaction costs and certain integration costs, including travel, related to acquisitions

(c)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables associated with prior acquisitions

(d)	Represents abandoned patents and other long-term assets

(e)	Costs incurred in responding to an inquiry from the U.S. Department of Justice

(f)	Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited; in thousands except percentages)
		Three Months Ended
		March 31,
	% Change	2019	2018
Reported Revenue	17.4%	$238,349	$203,035

Add: Impact of foreign exchange (a)		4,790	—

Constant Currency Revenue	19.8%	$243,139	$203,035

		Three Months Ended
		March 31,
	% Change	2019	2018
Reported Revenue	17.4%	$238,349	$203,035

Less: Revenue from certain acquisitions (b)		(19,802)	—

Core Revenue	7.6%	$218,547	$203,035

Add: Impact of foreign exchange (a)		4,790	—

Core Revenue on a Constant Currency Basis	10.0%	$223,337	$203,035

(a) The constant currency revenue adjustment of $4.8 million to reported revenue and to core revenue, for the three months ended March 31, 2019, was calculated using the applicable average foreign exchange rates for the three months ended March 31, 2018.

(b) Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three-month period ended March 31, 2019, Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) certain divested assets of Becton, Dickinson and Company in February 2018 (excluded January 2019), (2) the assets of DirectACCESS Medical, LLC in May 2018, (3) Cianna Medical, Inc. in November 2018, and (4) the assets of Vascular Insights, LLC in December 2018, and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 and QXMedical, LLC in May 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) adjusted to eliminate the foreign exchange impact related to those core revenues for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended
	March 31,
	2019	2018
Reported Gross Margin	43.9%	43.4%

Add back impact of:
Amortization of intangibles	5.0%	3.2%
Inventory mark-up related to acquisitions	0.3%	0.9%

Non-GAAP Gross Margin	49.2%	47.5%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose and Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, net sales, net income (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), effective tax rate and other financial results, anticipated or completed acquisitions, or the introduction of new products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks relating to Merit's potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; the pending exit of the United Kingdom from the European Union and uncertainties about when, how or if such exit will occur; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit's products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the potential phasing out of LIBOR; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2018 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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